Exhibit 10.1

FIFTH AMENDMENT
TO THE
HEALTH NET, INC. 401(k) SAVINGS PLAN
(As Amended and Restated effective January 1, 2008)
WHEREAS, Health Net, Inc. (the “Company”) heretofore has adopted and maintains the Health Net, Inc. 401(k) Savings Plan (the “Plan”) for the benefit of its eligible employees of the Company and certain of its affiliates;
WHEREAS, the Company desires to clarify its decision that the Company Stock Fund shall be an available investment vehicle in which participants may invest their accounts in addition to the core investment funds selected by the Committee from time to time; and
WHEREAS, it is necessary to clarify the availability of the mutual fund window as an additional investment option.
NOW, THEREFORE, pursuant to the power of amendment contained in Section 15.1 of the Plan, the Plan is hereby amended, effective as of July 19, 2012:
1.Section 2(9) of the Plan is hereby amended in its entirety to read as follows:
Company Stock. Common Stock of Health Net, Inc.
2.Section 2(10) of the Plan is hereby amended in its entirety to read as follows:
Company Stock Fund. The investment option established by the Company and maintained by the Trustee in accordance with Section 6.2(c).
3.Section 5.3 of the Plan is hereby amended in its entirety to read as follows:
Section 5.3    Special Accounting Rules for Rollover Contributions. An Employee’s Rollover Contribution shall be credited to such Employee’s Rollover Account as of the date on which such contribution is received by the Trustee. If such contribution is made by an Employee prior to his or her becoming a Participant, then, until such time as the Employee becomes a Participant, he or she shall be deemed to be a Participant for all purposes of the Plan except for the purposes of electing Salary Deferral Contributions and sharing in allocations of Profit Sharing Contributions, Matching Contributions or any other Employer contributions pursuant to Article 4. Upon making a Rollover Contribution to the Plan, an Employee shall make an investment election for his Rollover Account as described in Article 7. The “annual additions” to a Participant’s accounts, as defined in Section 7.5, shall not include any Rollover Contribution made to the Plan pursuant to this Article.

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4.Section 6.2 of the Plan is hereby amended in its entirety to read as follows:
Section 6.2    Investments.
(a)    In General.    Pursuant to Article 7, Participants have the right to invest their Accounts in the core investment funds made available by the Committee, the Company Stock Fund and a mutual fund window.
(b)     Investment Funds. The core investment funds may be established and existing core investment funds may be removed, as determined by the Committee from time to time, in its sole discretion.
(c)    Company Stock Fund. This Plan shall offer the Company Stock Fund in addition to a mutual fund window and the core investment funds selected by the Committee. Participants shall be able to invest in the Company Stock Fund. The assets of the Company Stock Fund shall be invested primarily in shares of Company Stock and short-term liquid investments in a commingled money market fund maintained by the Trustee, to the extent determined by the Trustee to be necessary to satisfy such fund’s cash needs. In making purchases or sales of shares of Company Stock for the Company Stock Fund, the Trustee shall purchase or sell shares of Company Stock in the manner and in the proportion as prescribed by the Committee in accordance with rules adopted for such purpose.
(d)    Mutual Fund Window. This Plan shall offer a mutual fund window through which Participants may invest in mutual funds other than the core investment funds selected by the Committee. Such window may be subject to additional fees and restrictions which shall be communicated to Participants.
5.Section 7.1(a) of the Plan is hereby amended by replacing the sixth and seventh sentences with the following:
Each account shall, to the extent appropriate, be composed of (i) investment subaccounts in respect of each core investment fund, the Company Stock Fund and the mutual fund window to which amounts contributed under the Plan shall be credited pursuant to subsections (b) and (c) of this Section and (ii) administrative subaccounts in respect of accounts transferred to the Plan from other plans qualified under section 401(a) of the Code. Such accounts and subaccounts shall be solely for accounting purposes, and there shall be no segregation of assets of the Trust or of any separate core investment fund, the Company Stock Fund or the mutual fund window among separate accounts.
6.Section 7.1(b) of the Plan is hereby amended by replacing the third sentence with the following:
Such elections shall specify that such contributions, and earnings thereon, be invested in the core investment funds, the Company Stock Fund and/or any option selected through the mutual fund window in multiples established by the Committee from time to time.

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7.Section 7.1(c) of the Plan is hereby amended in its entirety to read as follows:
(c)    Change of Investment Election. Except as set forth in Section 7.2 and this subsection, a Participant may elect to change his or her investment election at such intervals as may be determined by the Committee in the time and the manner prescribed by the Committee (in multiples established by the Committee from time to time); provided, however, that such intervals shall occur no less frequently than on a quarterly basis. Such change shall be limited to the core investment funds, the Company Stock Fund (subject to the restriction described below) and any option selected through the mutual fund window. A Participant may change his or her investment election in the time and manner designated by the Committee with respect to (i) contributions and earnings thereon made on behalf of or by the Participant under Article 4 or Article 5 prior to such change (subject to the restriction described below), (ii) to future contributions made pursuant to such Articles, or (iii) both. However, notwithstanding anything herein to the contrary, in no event will a Participant be able to make a transfer of any amounts into the Company Stock Fund from the core investments funds or from any option selected through the mutual fund window. A Participant may, however, elect to make a transfer of amounts from the Company Stock Fund into the core investment funds and into any option selected through the mutual fund window.
8.Section 7.3 of the Plan is hereby amended by replacing the first sentence of the first paragraph with the following:
The value of a core investment fund, the Company Stock Fund and any option selected through the mutual fund window as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by such Plan investment as determined by the Trustee, reduced by the amount of any accrued liabilities of the Plan investment on such Valuation Date.
9.Section 8.2(e) of the Plan is hereby amended by replacing the fourth sentence with the following:
To the extent permitted by the 401(k) Administrator, a Participant who elects a withdrawal under this Section shall designate the extent to which any such withdrawal shall be made from the various investment funds and the Company Stock Fund in which his or her account balance is invested, but absent any such designation such withdrawal shall be made from such funds as the 401(k) Administrator shall, in its sole discretion, determine.
10.Section 8.3(a) and (b) of the Plan are hereby amended by replacing them with the following:
(a)    Making of Loans. Subject to the restrictions set forth in this Section, the 401(k) Administrator shall establish a loan program whereby any Participant who is an Employee may request pursuant to procedures established by the 401(k) Administrator, to borrow funds from the Plan.

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(1)    The principal balance of such loan shall be at least $1,000 and shall not exceed the lesser of:
(A) 50 percent (50%) of the aggregate of the Participant’s vested account balances as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and
(B) $50,000,
reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.
(2)    Notwithstanding the above, the only available funds for any loan are those invested in the core investment funds. The portion of the Participant’s account invested in the Company Stock Fund and the options available through the mutual fund window will not be liquidated for a loan and therefore may limit the amount available to be borrowed.
(b)    Restrictions. Amounts equal to any such loan shall be debited proportionately from each of the Participant’s accounts and investment subaccounts (other than subaccounts invested in the Company Stock Fund and through the mutual fund window), subject to any other ordering rules adopted by the Committee. Each loan approved by the 401(k) Administrator shall be subject to the loan program and only upon the following terms and conditions:
(1)     period for repayment of the loan shall not exceed five years from the date of the loan; provided, however, that if the purpose of the loan, as determined by the 401(k) Administrator, is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Participant, then such period for repayment may exceed five (5) years to the extent permitted by the 401(k) Administrator, but not to exceed 15 years.
(2)    Each loan shall be secured by an assignment of a portion of the Participant’s vested benefit under the Plan at least equal to the initial principal amount of such loan and such other collateral as may be required by the 401(k) Administrator.

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IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be executed by its duly authorized officer this 19th day of July, 2012.

HEALTH NET, INC.

By:	/s/ Karin D. Mayhew Karin D. Mayhew

Its:	Senior Vice President, Organization Effectiveness

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